UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 7, 2025
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East
Ruston, Louisiana 71270

(Address of principal executive offices including zip code)
(318) 255-2222

(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 7, 2025, Daniel T. Chu informed Origin Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Origin Bank (the “Bank”), of his resignation from the Board of Directors of the Company and the Bank, effective immediately. There were no disagreements between Mr. Chu and the Company or the Bank.

ITEM 7.01	Regulation FD Disclosure.
Mr. Chu serves as Chief Executive Officer of Tricolor Holdings, LLC (“Tricolor”), a customer of the Bank. The Bank currently has total loan commitments to Tricolor of approximately $30.1 million to Tricolor, which are primarily secured by notes receivable. Although these loans are currently performing, the Bank has placed these loans on non-accrual in connection with the Chapter 7 bankruptcy case filed by Tricolor on September 10, 2025. The Bank is currently evaluating the status and valuation of the collateral and any necessary additional provision for credit losses relating to these loans, and the Bank plans to pursue all available remedies to protect the Bank’s interests.

As provided in General Instructions B.2 to Form 8-K, the information furnished in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements
When used in filings by the Company with the Securities and Exchange Commission (the “SEC”), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” or variations of such terms are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Factors that might cause such a difference include among other things: the impact of management’s conclusion, in consultation with the Audit Committee, that a material weakness existed in the Company’s internal control procedures over financial reporting; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; the potential identification of one or more material weaknesses in the Company’s consolidated financial statements of which the Company is not currently aware or that have not yet been detected; and those described more fully in the Company’s periodic filings with the SEC.

The Company does not undertake and specifically declines any obligation - to update or revise any forward-looking statements to reflect events or circumstances that occur after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 10, 2025	ORIGIN BANCORP, INC.

By: /s/ William J. Wallace, IV
William J. Wallace, IV
Senior Executive Officer and Chief Financial Officer